                                                          EXHIBIT 26(h)(22)(iv)

                                                       PROJECT DOCUMENT ID: (4)

                  TERMINATION, NEW AGREEMENTS AND AMENDMENTS
    RELATING TO INTERMEDIARY AGREEMENTS FOR PIMCO VARIABLE INSURANCE TRUST

   THIS TERMINATION, AGREEMENT AND AMENDMENT made this 15th day of March, 2011 (the "Effective Date"), by and among Allianz Global Investors Distributors LLC ("AGID"), PIMCO Investments LLC ("PI") and Minnesota Life Insurance Company (the "Intermediary").

   WHEREAS, AGID has served as the principal underwriter for PIMCO Variable Insurance Trust (the "Fund") and its several series of shares (each a "Portfolio") pursuant to a Distribution Contract with the Fund;

   WHEREAS, AGID, the Fund and the Intermediary have entered into a Participation Agreement, as amended (or amended and restated) through the date hereof (the "Participation Agreement"), pursuant to which AGID has made available for purchase by the Insurance Company, on behalf of segregated asset accounts of the Insurance Company, shares of the Portfolios and performed various other functions;

   WHEREAS, AGID and the Intermediary have separately entered into one or more Selling Agreements or similar agreements (each an "AGID Intermediary Agreement") relating to the Participation Agreement, pursuant to which the Intermediary has provided distribution, shareholder servicing, processing of transactions, administrative, recordkeeping and/or other services for some or all of the Portfolios and one or more of their classes of shares (each a "Class");

   WHEREAS, as of February 14, 2011, PI replaced AGID as the principal underwriter for the Fund by entering into a distribution agreement with the Fund that took effect immediately following the termination of the existing Distribution Contract between AGID and the Fund; and

   WHEREAS, AGID, PI and the Intermediary wish to enter into this Termination, Agreement and Amendment for the purposes of (i) terminating each AGID Intermediary Agreement and simultaneously establishing and entering into new agreements (each a "PI Intermediary Agreement") between PI and Intermediary, each upon the same terms and conditions (except as provided herein) specified in the corresponding AGID Intermediary Agreement, except that PI will be party to each such Agreement in place of AGID, and (ii) making certain amendments to the PI Intermediary Agreements to include additional provisions not included in the current AGID Intermediary Agreements.

   NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGID, PI and the Intermediary hereby agree as follows:

I. TERMINATION OF AGID INTERMEDIARY AGREEMENTS

   A. Each AGID Intermediary Agreement is hereby terminated with effect as of the Effective Date. By their signatures below, AGID and Intermediary hereby waive their respective rights to any advance notice, delivery or other requirements for termination that are called for under each AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this instrument).

   B. Notwithstanding the termination described in Section I.A., AGID and Intermediary shall continue to be responsible under each AGID Intermediary Agreement for making or causing to be made any payments or reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) to the other party or to a third-party with respect to the Portfolios and Class(es) of shares covered by such AGID Intermediary Agreement where such fees, charges or expenses accrued and are payable with respect to periods ending prior to the Effective Date, provided, however, that if the Effective Date is after the Effective Date of Change of Fund Distributor, Intermediary agrees that any such payments owed by AGID may be made instead by PI in satisfaction of AGID's obligations under an AGID Intermediary Agreement. It is understood and agreed that any liability, indemnification or related obligations of AGID or Intermediary for breach of contract or otherwise arising under an AGID Intermediary Agreement with respect to alleged actions or omissions that occurred prior to the Effective Date shall survive the termination of the AGID Intermediary Agreement and continue to be the responsibility of AGID or the Intermediary, as

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                                                       PROJECT DOCUMENT ID: (4)

       applicable. It is further understood and agreed that any liability, indemnification or related obligations of PI or Intermediary for breach of contract or otherwise arising under a PI Intermediary Agreement with respect to alleged actions or omissions that occur on or after the Effective Date shall be the sole responsibility of PI or the Intermediary, as applicable, and not AGID.

II. ENTRY INTO PI INTERMEDIARY AGREEMENTS

    A. With respect to each AGID Intermediary Agreement (for these purposes, each a "Corresponding AGID Agreement"), each of PI and Intermediary by their signatures below hereby enter into a separate PI Intermediary Agreement, the terms and conditions of which shall be the terms and conditions of the Corresponding AGID Agreement to the extent specified in and subject to the remainder of this Section II. and as otherwise provided herein. For these purposes, with respect to each PI Intermediary Agreement established hereunder, its Corresponding AGID Agreement is hereby incorporated by reference into and made a part of this Termination, Agreement and Amendment. Each such PI Intermediary Agreement shall be effective as of the Effective Date.

    B. With respect to each such PI Intermediary Agreement:

       1. Except as specifically provided herein or the context clearly indicates otherwise, each of PI and Intermediary hereby agrees to, and agrees to be bound by, all terms and conditions specified in the Corresponding AGID Agreement assuming PI is substituted for AGID as a party thereto, as such terms and conditions are used and applied in the PI Intermediary Agreement, such that PI shall under the PI Intermediary Agreement, on and after the Effective Date, be and have and/or be entitled to the responsibilities, duties, obligations, rights and benefits of the "Distributor," "Underwriter," "we," "us" or other defined term used to define and refer to AGID under the Corresponding AGID Agreement; and Intermediary shall under the PI Intermediary Agreement, on and after the Effective Date, have and/or be entitled to the responsibilities, duties, obligations, rights and benefits it has under the Corresponding AGID Agreement but with PI as the counterparty (in place of AGID) under the PI Intermediary Agreement.

       2. Without limiting the generality of the foregoing, under the PI Intermediary Agreement, each of PI and Intermediary hereby:

          a. makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID or Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) and represents and warrants that the same are or will be true and binding as of the Effective Date and will continue in full force and effect thereafter until further notice from one party to the other, as applicable;

          b. agrees to be responsible for and make or cause to be made, on and after the Effective Date, all payments and reimbursements of fees, charges and expenses (including, without limitation, distribution and/or servicing fees and sub-transfer agency and other sub-administration fees) with respect to the Portfolios and Class(es) of shares covered by the PI Intermediary Agreement to the other party or to a third-party where such fees, charges or expenses accrue and become payable on and after the Effective Date; and

          c. agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions applicable to AGID or Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) but not, by way of clarification, with respect to alleged actions or omissions of AGID or Intermediary that occurred under the Corresponding AGID Agreement (which shall continue to be governed by the Corresponding AGID Agreement and apply to AGID or the Intermediary, as applicable).

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                                                       PROJECT DOCUMENT ID: (4)


     C. Any notice to be provided to PI under the PI Intermediary Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Corresponding AGID Agreement as incorporated into the PI Intermediary Agreement are hereby revised accordingly:

         PIMCO Investments LLC
         1345 Avenue of the Americas
         New York, New York 10105
         Attention: Chief Legal Officer
         Telephone: (212) 739-3000
         Facsimile: (212) 739-3926
         E-mail: IntermediaryAgtReviewTeam@pimco.com

     D. PI and Intermediary understand and agree that each PI Intermediary Agreement established hereby, although so established pursuant to this single instrument, shall be treated for all purposes as a separate agreement from all other PI Intermediary Agreements, and the rights and responsibilities of each party under a PI Intermediary Agreement shall be several and not combined with or dependent or conditioned upon the rights and responsibilities of the parties under any other PI Intermediary Agreement.

III. OTHER

     A. This Termination, Agreement and Amendment may not be assigned or amended by any party without the consent of the other parties. For the avoidance of doubt, the particular assignment, amendment, termination and related terms and conditions of each AGID Intermediary Agreement, and each new PI Intermediary Agreement established pursuant to this Termination, Agreement and Amendment, shall govern any future assignment, amendment or termination of each such Agreement.

     B. Any notice to be provided to Intermediary under a PI Intermediary Agreement, an AGID Intermediary Agreement or any other agreement entered into between Intermediary and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

     C. If and to the extent that this Termination, Agreement and Amendment is deemed to constitute an assignment, novation or termination of an AGID Intermediary Agreement, the parties by their signatures below hereby consent, as applicable, to any such assignment, novation or termination, waive their respective rights to any advance notice or other requirements for the same that are called for under the AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Termination, Amendment and Agreement), and agree that each PI Intermediary Agreement, upon its effectiveness as specified herein, is a newly effective and binding agreement among the parties thereto.

     D. Without limiting the scope of any privacy-related or similar agreement or term in an existing AGID Intermediary Agreement, each party to each PI Intermediary Agreement established hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information ("Applicable Laws"), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws (as applicable to PI on and after the Effective Date).

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                                                       PROJECT DOCUMENT ID: (4)


IV. COUNTERPARTS

    This Termination, Agreement and Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, the undersigned has caused this Termination, Agreement and Amendment to be executed as of March 15, 2011.

                                          ALLIANZ GLOBAL INVESTORS
                                          DISTRIBUTORS LLC

                                          /s/ Robert Rokose
                                          --------------------------------------
                                          By:     Robert Rokose
                                          Title:  Managing Director

                                          PIMCO INVESTMENTS LLC

                                          /s/ Gregory A. Bishop
                                          --------------------------------------
                                          By:     Gregory A. Bishop
                                          Title:  Head of Business Management

MINNESOTA LIFE
INSURANCE COMPANY

/s/ Bruce P. Shay
----------------------------------
By:     Bruce P. Shay
Title:  Executive Vice President

Address and Related Information for Notices to Intermediary:
[To be completed by Intermediary]

Address:    400 Robert Street North
            St. Paul, MN 55101-2098

Attention:  General Counsel
Telephone:  (651) 665-3500
Facsimile:  (651) 665-3853

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